Exhibit 99

Filed by ITC^DeltaCom, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: ITC^DeltaCom, Inc.

Commission File Nos. 0-23253; 333-119496

This filing relates to two proposed acquisitions by ITC^DeltaCom, Inc. (“ITC^DeltaCom”) pursuant to (1) an Agreement and Plan of Merger, dated as of September 8, 2004 (the “FDN Merger Agreement”), among ITC^DeltaCom, a wholly owned subsidiary of ITC^DeltaCom, Florida Digital Network, Inc. (“FDN”) and certain stockholders of FDN, and (2) an Agreement and Plan of Merger, dated as of September 8, 2004 (the “NTC Merger Agreement”), among ITC^DeltaCom, a wholly owned subsidiary of ITC^DeltaCom, NT Corporation (“NTC”) and certain stockholders of NTC. The FDN Merger Agreement and the NTC Merger Agreement and related documents are on file with the Securities and Exchange Commission (the “SEC”) as exhibits to a Current Report on Form 8-K filed by ITC^DeltaCom on September 8, 2004, as amended on September 10, 2004.

ITC^DeltaCom has filed with the SEC a registration statement on Form S-4 (Commission File No. 333-119496), which contains a proxy statement/prospectus of ITC^DeltaCom with respect to the transactions contemplated by the FDN Merger Agreement, as well as other relevant documents concerning such proposed transactions. ITC^DeltaCom will file with the SEC a registration statement on Form S-4, which will contain a proxy statement/prospectus of ITC^DeltaCom with respect to the transactions contemplated by the NTC Merger Agreement, as well as other relevant documents concerning such proposed transactions. Investors are urged to read the proxy statement/prospectus for each transaction and any other relevant documents filed with the SEC, because they will contain important information. The proxy statement/prospectus for each transaction will be mailed to stockholders of ITC^DeltaCom prior to their stockholder meeting. In addition, interested parties will be able to obtain the Form S-4 registration statements, including the exhibits filed therewith, free of charge at the Web site maintained by the SEC at www.sec.gov. The proxy statement/prospectus for each transaction and these other documents also may be obtained free of charge from ITC^DeltaCom by directing a request to 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations.

ITC^DeltaCom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ITC^DeltaCom in connection with the proposed transactions. Information about the directors and executive officers of ITC^DeltaCom and their ownership of ITC^DeltaCom common stock and other ITC^DeltaCom voting securities is included in ITC^DeltaCom’s proxy statement for its 2004 annual meeting of stockholders, which it filed with the SEC on April 1, 2004. This document is available free of charge at the Web site maintained by the SEC at www.sec.gov and from ITC^DeltaCom as described above. Additional information regarding interests in the transaction of participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding each proposed transaction when it becomes available.

Independent Auditors’ Report

Board of Directors and Shareholders

Florida Digital Network, Inc.

(d/b/a FDN Communications):

We have audited the accompanying consolidated balance sheets of Florida Digital Network, Inc. and subsidiaries (d/b/a FDN Communications) as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Florida Digital Network, Inc. and subsidiaries (d/b/a FDN Communications) as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Orlando, Florida

March 5, 2004

Report of Ernst & Young LLP, Independent Certified Public Accountants

Board of Directors and Shareholders

Florida Digital Network, Inc.

We have audited the consolidated statements of operations, shareholders’ equity and cash flows of Florida Digital Network, Inc., and subsidiary for the year ended December 31, 2001. These consolidated statements of operations, shareholders’ equity and cash flows are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated statements of operations, shareholders’ equity and cash flows based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, shareholders’ equity and cash flows referred to above present fairly, in all material respects, the consolidated results of operations of Florida Digital Network, Inc. and subsidiary and their cash flows for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Orlando, Florida

March 20, 2003

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$19,383,024	5,614,542
Restricted cash	2,490,157	—
Accounts receivable (net of allowance for doubtful accounts of $9,848,960 and $2,585,647 at December 31, 2003 and 2002, respectively)	9,992,763	6,640,749
Inventory, net	401,680	181,364
Prepaid expenses and other current assets	2,975,120	613,745

Total current assets	35,242,744	13,050,400

Property and equipment, net (note 4)	20,690,151	18,894,498

Other assets:
Deferred installation costs, net	3,263,016	4,086,360
Acquired customer base, net	8,958,269	—
Other non-current assets	1,621,648	818,611

Total other assets	13,842,933	4,904,971

Total assets	$69,775,828	36,849,869

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$7,300,986	6,095,219
Accrued expenses	7,743,503	6,383,488
Disputed vendor payables	3,755,397	1,373,816
Advanced billings	2,046,505	839,944

Total current liabilities	20,846,391	14,692,467
Other liabilities	262,385	—

Total liabilities	21,108,776	14,954,852

Shareholders’ equity:
Undesignated preferred stock, authorized 11,650,956 shares, none outstanding	—	—
Series A 10% cumulative preferred stock ($0.01 par value, 12,619,650 shares authorized; 12,619,650 and 274,084 shares outstanding at December 31, 2003 and 2002, respectively)	126,197	2,741
Common stock ($0.00000001 par value. Authorized 40,000,000 shares; 2,211,685 and 9,322,848 shares outstanding at December 31, 2003 and 2002, respectively)	—	—
Additional paid-in capital	150,045,008	123,835,239
Deferred stock-based compensation	(8,511)	(22,269)
Accumulated deficit	(101,495,642)	(101,658,309)

Total shareholders’ equity	48,667,052	22,157,402

Total liabilities and shareholders’ equity	$69,775,828	36,849,869

See accompanying notes to consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Consolidated Statements of Operations

Years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Revenues	$117,936,500	69,076,283	41,741,070

Operating expenses:
Cost of sales	46,304,558	27,801,769	20,588,255
Network operating costs	15,862,582	6,867,309	6,902,824
Selling, general, and administrative	45,658,780	38,745,737	36,007,058
Depreciation and amortization	11,092,591	9,176,590	9,190,252
Loss on impairment of long-lived assets (note 4)	—	44,993,000	1,664,260
Compensation expense due to repricing of options	—	—	719,742
Amortization of deferred stock-based compensation	13,758	703,652	708,895

Total operating expenses	118,932,269	128,288,057	75,781,286

Operating loss	(995,769)	(59,211,774)	(34,040,216)

Other (expense) income:
Loss on interest rate swap	—	—	(319,800)
Debt default fees	—	—	(534,279)
Gain (loss) on early extinguishment of debt (note 5)	—	48,691,496	(3,800,872)
Interest expense	(73,320)	(3,324,662)	(5,249,189)
Interest income	179,180	30,145	175,634
Other, net (note 2)	1,052,576	25,926	15,898

Total other (expense) income	1,158,436	45,422,905	(9,712,608)

Net income (loss)	162,667	(13,788,869)	(43,752,824)

Less: preferred stock dividend in arrears	(4,787,542)	(962,660)	(7,952,259)

Net loss available to common shareholders	$(4,624,875)	(14,751,529)	(51,705,083)

Basic loss per common share	(1.51)	(3.67)	(50.15)

Diluted loss per common share	(1.51)	(3.67)	(50.15)

Average number of share outstanding:

Basic	3,053,412	4,018,147	1,031,077

Diluted	3,053,412	4,018,147	1,031,077

See accompanying notes to consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Consolidated Statements of Shareholders’ Equity

Years ended December 31, 2003, 2002 and 2001

	10% Series A Preferred Stock		Foreclosed Preferred Stock (note 6)		Common Stock		Additional paid-in capital	Deferred stock-based compensation	Accumulated deficit	Treasury stock	Stock subscription receivable	Total
	Number of shares	Amount	Number of shares	Amount	Number of Shares	Amount
Balance, December 31, 2000	—	$—	1,444,395	$14,444	1,030,827	$—	50,838,908	(2,527,886)	(42,138,613)	(9,619)	(38,430)	6,138,804
Issuance of Series C preferred stock	—	—	176,190	1,762	—	—	17,617,239	—	—	—	—	17,619,001
Conversion of Series C preferred stock to Series D preferred stock	—	—	7,919,216	79,192	—	—	288,198	—	(447,475)	—	—	— (80,085)
Issuance of detachable warrants with, Series D preferred stock	—	—	29,492	294	—	—	81,412	—	(1,621)	—	—	— 80,085
Issuance of Series D preferred stock	—	—	9,624,362	96,244	—	—	24,714,971	—	—	—	—	24,811,215
Issuance of Series F preferred stock	—	—	1,200,000	12,000	—	—	1,188,000	—	—	—	—	1,200,000
Accretion of Series C warrants	—	—	—	—	—	—	689,822	—	(689,822)	—	—	—
Exercise of stock options	—	—	—	—	333	—	2,500	—	—	—	—	2,500
Compensation expense due to the repricing of options	—	—	—	—	—	—	—	719,742	—	—	—	719,742
Amortization of deferred stock-based compensation	—	—	—	—	—	—	—	708,895	—	—	—	708,895
Payment of Series C stock subscription receivable	—	—	—	—	—	—	—	—	—	—	38,430	38,430
Beneficial conversion feature	—	—	—	—	—	—	839,085	—	(839,085)	—	—	—
Forfeitures of stock options	—	—	—	—	—	—	(373,328)	373,328	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(43,752,824)	—	—	(43,752,824)

Balance, December 31, 2001	—	—	20,393,655	203,936	1,031,160	—	95,886,807	(725,921)	(87,869,440)	(9,619)	—	7,485,763
Foreclosure of stock (Note 6)		—	(20,393,655)	(203,936)	(1,031,160)	—	194,317	—	—	9,619	—	—
Issuance of common stock upon merger	—	—	—	—	9,322,848	—	—	—	—	—	—	—
Issuance of Series A preferred stock	274,084	2,741	—	—	—	—	27,754,115	—	—	—	—	27,756,856
Amortization of deferred stock-based compensation	—	—	—	—	—	—	—	703,652	—	—	—	703,652
Net loss		—	—	—	—	—	—	—	(13,788,869)	—	—	(13,788,869)

Balance, December 31, 2002	274,084	2,741	—	—	9,322,848	—	123,835,239	(22,269)	(101,658,309)	—	—	22,157,402
Contribution of common stock	—	—	—	—	(7,950,846)	—	—	—	—	—	—	—
Issuance of common stock	—	—	—	—	472,042	—	—	—	—	—	—	—
Reserved common stock	—	—	—	—	364,788	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	2,853	—	343	—	—	—	—	343
Stock Split on existing Series A preferred stock	6,060,792	60,608	—	—	—	—	(60,608)	—	—	—	—	—
Issuance of Series A preferred stock	6,284,774	62,848	—	—	—	—	27,128,780	—	—	—	—	27,191,628
Issuance costs of Series A preferred stock	—	—	—	—	—	—	(858,746)	—	—	—	—	(858,746)
Amortization of deferred stock-based compensation	—	—	—	—	—	—	—	13,758	—	—	—	13,758
Net income	—	—	—	—	—	—	—	—	162,667	—	—	162,667

Balance, December 31, 2003	12,619,650	$126,197	—	$—	2,211,685	$—	150,045,008	(8,511)	(101,495,642)	—	—	48,667,052

See accompanying notes to consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Consolidated Statements of Cash Flows

Years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Operating activities:
Net income (loss)	$162,667	(13,788,869)	(43,752,824)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,092,591	9,176,590	9,190,252
Loss on write-off of deferred installation costs	—	—	1,436,738
Loss on sale of fixed assets	—	24,299	—
Amortization of discount on notes payable	—	—	289,514
Amortization of stock-based compensation	13,758	703,652	708,895
Compensation expense due to repricing of options	—	—	719,742
Loss on impairment of long-lived assets	—	44,993,000	1,664,260
Loss (gain) on early extinguishment of debt	—	(48,691,496)	3,800,872
Loss on interest rate swap	—	—	319,800
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable	(1,687,364)	(363,133)	(2,220,388)
Prepaid expenses and other current assets	(2,581,691)	(33,575)	(163,627)
Deferred installation costs	(1,297,569)	(3,672,967)	(3,850,315)
Other long-term assets	(741,905)	3,359,360	(5,694)
Accounts payable, accrued expenses and disputed vendor payables	2,480,008	(4,600,673)	2,857,201
Advanced billings	1,206,561	(1,721,839)	1,059,408

Net cash provided by (used in) operating activities	8,647,056	(14,615,651)	(27,946,166)

Investing activities:
Increase in restricted cash	(2,490,157)	—	—
Business acquisition	(11,036,193)	—	—
Net maturities of certificates of deposit	—	—	400,514
Purchase of property and equipment	(7,685,449)	(5,373,437)	(21,293,766)

Net cash used in investing activities	(21,211,799)	(5,373,437)	(20,893,252)

Financing activities:
Proceeds from long-term borrowings	—	—	57,500,000
Proceeds from exercise of stock options	343	—	2,500
Proceeds from issuance of Series A preferred stock, net	26,332,882	27,756,856	—
Proceeds from issuance of foreclosed preferred stock	—	—	42,430,216
Payment of foreclosed preferred stock subscription receivable	—	—	38,430
Cash paid for financing costs	—	—	(4,128,138)
Cash paid for repayment of debt	—	(9,200,000)	(40,778,442)

Net cash provided by financing activities	26,333,225	18,556,856	55,064,566

Net increase (decrease) in cash and cash equivalents	13,768,482	(1,432,232)	6,225,148

Cash and cash equivalents, beginning of year	5,614,542	7,046,774	821,626

Cash and cash equivalents, end of year	$19,383,024	5,614,542	7,046,774

Noncash activities:

Cash paid for interest	$—	—	4,685,679

Noncash portion of business acquisition	$1,990,157	—	—

Purchase of property and equipment under capital lease	$298,403	—	—

Supplemental disclosure of noncash investing and financing activities:

Series F preferred stock issued in lieu of payment of debt extinguishment fees	$—	—	1,200,000

Conversion of Series C preferred stock to Series D preferred stock	—	—	22,186,667

Accretion of Series C preferred stock warrants	—	—	689,822

Beneficial conversion feature related to conversion of Series C preferred stock to Series D preferred stock	—	—	839,085

See accompanying notes to consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

(1)	Organization and Significant Accounting Policies

Business

Florida Digital Network, Inc. (the Company) was incorporated on February 27, 1998, and is headquartered in Orlando, Florida. The Company was founded to operate as a full service Competitive Local Exchange Carrier (CLEC), delivering bundled and unbundled local, long distance, internet access, and private line communication services for small-and medium-sized business customers, and select large telecommunications carrier customers in Florida and Georgia. The Company offers network services in certain markets within Florida including Orlando, Fort Lauderdale, Jacksonville, West Palm Beach, Miami, and Tampa, and in Atlanta, Georgia.

(a)	Principles of Consolidation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

(c)	Revenue Recognition

Revenue is recognized when earned based upon the following specific criteria: (1) persuasive evidence of arrangement exists, (2) services have been rendered, (3) the sale price is fixed or determinable, and (4) collectibility is reasonably assured. The Company recognizes revenue in the period the service is provided or the goods are shipped for equipment product sales. The Company invoices customers one month in advance for recurring local and data services resulting in advance billings at December 31, 2003 and 2002 of $2,046,505 and $839,944, respectively. The Company’s predominant source of revenue is generated from providing local, long-distance and data services to its end-user customers and from providing originating and terminating access service to other telecommunications carriers.

(d)	Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on review of specific accounts and historical write-off experience. The following table reflects the activity in the allowance account.

	December 31,
	2003	2002	2001
Balance at beginning of year	$2,585,647	2,556,105	1,415,271
Allowance of acquired accounts receivable	2,500,389	—	—
Charges to expense	6,092,735	5,342,647	4,444,419
Write-offs, net of recoveries	(1,329,811)	(5,313,105)	(3,303,585)

Balance at end of year	$9,848,960	2,585,647	2,556,105

F-8	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

(e)	Cash and Cash Equivalents

Cash and cash equivalents include cash and money market investments. The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

(f)	Restricted Cash

Restricted cash in escrow at December 31, 2003 totals $1,990,157 and represents amounts held in an account in the Company’s name with an escrow agent for additional consideration due to the sellers of a business the Company acquired in April 2003. In addition, the restricted cash at December 31, 2003 includes $500,000 used to support a letter of credit outstanding on certain leased property.

(g)	Inventory

Inventory consists entirely of internet access equipment purchased for resale and rental to the Company’s customers. Inventory is recorded at the lower of cost or fair market value.

(h)	Property and Equipment

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (SFAS No. 144), property and equipment are presented at the lower of their cost or fair market value (see note 1(i)). Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed over the lesser of 15 years or the related lease term. The estimated useful lives of the Company’s principal classes of assets are as follows:

Communications equipment	3-10 years
Office equipment, furniture, and fixtures	3-5 years
Rental equipment	3 years

During 2002, the Company determined that a change in estimate was necessary to more properly align the depreciable asset lives of communications equipment with their current remaining estimated economic useful lives. During 2003, the Company determined that it was necessary to change the depreciable life of the rental equipment due to continued technological advancements that are occurring in this area. The effect of the change in estimate for the years ended December 31, 2003 and 2002, respectively, was an increase in depreciation expense of $484,550 and $1,640,483 from the amounts which would have been reflected had the previous estimated depreciable lives been used.

(i)	Impairment

Effective January 1, 2002, the Company accounts for long-lived asset impairment under SFAS No. 144. The Company recognizes impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair value is estimated based on prevailing market rates (if available) or discounted future cash flows. Long-lived assets to be disposed of are recorded at the lower of their carrying amount or estimated fair value less cost to sell.

As a result of the overall industry conditions and the Company’s estimated undiscounted cash flows related to the communications equipment during the year ended December 31, 2002, the Company recorded a loss on impairment in the amount of $44,993,000. The Company utilized market prices to determine the fair value of the equipment impaired.

F-9	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

Prior to the adoption of SFAS No. 144, the Company accounted for impairment under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. In the year ended December 31, 2001, the Company recognized a loss on impairment of goodwill related to the purchase of its subsidiary FDN.com in the amount of $1,664,260, The valuation was made based on undiscounted cash flows and the fair value of the assets.

(j)	Business Combinations

The Company follows the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 specifies that intangible assets acquired in a business combination which can be identified must be recognized and reported separately from goodwill. The Company allocates purchase price based on the fair values of all assets acquired, including identifiable intangibles, with the remaining amount allocated to goodwill, if any.

(k)	Acquired Customer Base

The Company follows Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), which establishes that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144 (see note 1(h)). Consistent with SFAS No. 142, the Company amortizes the acquired customer base, which was acquired in April 2003 and more fully described in note 2, annually based on the actual turnover of the acquired customer lines. For the year ended December 31, 2003, the Company amortized $2,368,761. The Company anticipates customer turnover to approximate 20% to 25% per year during the next 5 years.

(l)	Deferred Installation Costs

Initial nonrecurring connection costs charged by the incumbent local exchange carriers to the Company to initiate service for new customers signing a three-year contract are capitalized and amortized over the related life of the contract. Amortization expenses totaled $2,112,704, $2,691,393 and $2,368,742 for the years ended December 31, 2003, 2002 and 2001, respectively.

(m)	Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

(n)	Concentration of Credit Risk

As of December 31, 2003 and 2002, the Company’s trade customers are all located in Florida and Georgia. The Company performs credit evaluations of its customers and will require a deposit when the customer does not meet the acceptable credit rating, but does not typically require collateral deposits to support customer receivables.

(o)	Advertising

Advertising costs are included in selling, general, and administrative (SG&A) costs. The Company expenses advertising costs as incurred. Advertising expense amounted to $791,097, $355,414 and $384,580 for the years ended December 31, 2003, 2002 and 2001, respectively. In addition, the Company has entered into certain trade

F-10	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

agreements with certain customers whereby the Company trades services for certain advertising rights. The fair value of the services provided to the customer is recognized as revenue and the fair value of the advertising received is expensed in SG&A costs.

(p)	Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires disclosures of stock-based compensation arrangements and encourages, but does not require, compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company has elected to apply APB 25 to its employee stock-based compensation awards.

In April 2000, the Financial Accounting Standards Board (FASB) issued Interpretation No. 44 (FIN), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. FIN 44 clarifies and modifies APB Opinion No. 25 Accounting for Stock issued to Employees. During 2001, certain options to purchase common stock were effectively re-priced and were accounted for as variable plan options.

In December, 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, (SFAS 148). This Statement amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reported results.

Pro forma information regarding net income (loss) is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method with the following assumptions:

	2003	2002	2001
Risk-free interest rate	3.32%	3.32-6.61%	3.32-6.61%
Expected life	7 years	7 years	7 years
Dividend yield	—	—	—

	December 31,
	2003	2002	2001
Net loss, available to common shareholders	$(4,624,875)	(14,751,529)	(51,705,083)
Add: Total stock-based employee compensation included in reported net loss	13,758	703,652	1,428,637
Deduct: Total stock-based compensation determined under the fair value method	(7,965)	(16,640)	(30,028)

Pro forma net loss	$(4,619,082)	(14,064,517)	(50,306,474)

Pro forma basic and diluted loss per common share	$(1.51)	(3.50)	(48.79)

F-11	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

(q)	Earnings per Share

Basic earnings per common share is based on the weighted average number of common shares outstanding. Net earnings available to common shareholders includes preferred stock dividends in arrears. Diluted earnings per share is based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all dilutive stock options and conversion of preferred stock, subject to anti-dilution limitations. Options to purchase 362,934, 46,787 and 68,951 shares of common stock for the years ended December 31, 2003, 2002, and 2001, respectively, were not included in the computation of fully-diluted earnings per share since the effect would be anti-dilutive.

(r)	Business Reporting Segments

The Company has determined that its operations are within one reportable segment. Accordingly, financial information on industry segments is omitted. All sales to customers and assets are within the United States.

(s)	Significant Customers

The Company has substantial business relationships with a few large customers, including certain major long distance carriers. For the years ended December 31, 2003, 2002 and 2001, the Company’s top ten customers accounted for approximately 14% of the Company’s total revenue. For the years ended December 31, 2003, 2002 and 2001, no individual customer accounted for more than 10% of the Company’s revenue.

(t)	Interest Rate Swap

The Company follows Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction.

The Company used derivative financial instruments for the purpose of managing its exposure to adverse fluctuations in interest rates. While these instruments are subject to fluctuations in value, such fluctuations are generally offset by the change in value of the underlying exposures being hedged.

During the years ended December 31, 2002 and 2001, the Company had one interest rate swap agreement that converted its floating rate debt to a fixed rate basis for the term of the swap agreement, thus reducing the impact of interest rate changes on future interest expense. The swap was recorded in the accompanying consolidated balance sheet at fair value. This swap did not qualify for special hedge accounting treatment, thus changes in the fair value were recorded in the consolidated statement of operations, as early extinguishment of debt in the year ended December 31, 2002 and loss on interest rate swap in the year ended December 31, 2001.

During the year ended December 31, 2001, the Company recognized a loss of $319,800 related to the changes in the fair value of the swap. The Company has no derivative instruments at December 31, 2003 and 2002.

(u)	Disputed Vendor Payables

The Company has disputed billings with Inter-exchange Carriers and Incumbent Local Exchange Carriers for various reasons, including but not limited to, incorrect billing rates, alternatively billed

F-12	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

services, duplicate billing errors, misapplied universal service order codes, and incorrect mileage charges. Certain of these disputed amounts are recorded as an expense at the time of dispute if it is deemed to likely result in a loss of the dispute. However, disputed charges are not paid by the Company until such time as the dispute is resolved and it is determined that the Company is responsible for the charge.

(v)	Reclassifications

Certain amounts in the consolidated financial statements as of and for the years ended December 31, 2002 and 2001 have been reclassified to conform to the presentation as of and for the year ended December 31, 2003.

(2)	Business Acquisition

On January 8, 2003, the Company executed an Asset Purchase Agreement to acquire substantially all of the Florida and Georgia assets of Mpower Holding Corporation (Mpower) in order to increase its customer base and geographic coverage. These assets consisted primarily of the customers, receivables and communications equipment of Mpower located in those states. In conjunction with the Asset Purchase Agreement, the Company and Mpower also executed a Management Agreement whereby the Company would manage the operations to be purchased from January 8, 2003 through the closing date of the transaction. The Management Agreement provided that the Company would be entitled to the revenue generated from the Florida and Georgia customers and would be responsible for the expense associated with the operations. Management income recognized from January 1 to April 7, 2003 was $1,180,061 and has been included as other income in the statement of operations for the year ended December 31, 2003. On April 8, 2003, the transaction contemplated by the Asset Purchase Agreement was consummated.

The purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. The following is a summary of the Mpower acquisition:

Purchase price payable	$1,990,157
Cash paid	11,036,193

Total purchase price	$13,026,350

Acquired customer base	$11,322,030
Accounts receivable	1,664,650
Property and equipment	419,718
Other, net	(380,048)

$13,026,350

(3)	Commitments and Contingencies

(a)	Operating Leases

The Company leases its facilities under long-term operating leases, most of which commenced during fiscal year 2000, with various expiration dates through March 31, 2010 and renewal options ranging from five to ten years.

F-13	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

Following is a schedule of future minimum rental payments, excluding sales tax and the Company’s proportionate share of utilities and other amenities, required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2003.

2004	$2,871,777
2005	2,821,820
2006	2,469,086
2007	2,157,247
Thereafter	4,508,480

$14,828,410

Rent expense for the years ended December 31, 2003, 2002, and 2001 was $7,075,909, $3,852,427 and $4,387,327, respectively. Rent expense includes payments for collocation within other telecommunications company’s facilities or space. The amount of rental expense relating to collocation payments, which are all within cancelable agreements, was $4,093,091, $2,122,191 and $1,943,206 for the years ended December 31, 2003, 2002 and 2001, respectively.

In November 2003, the Company entered into a long-term capital lease with CIBC for the purchase of office equipment. The lease commitments related to this lease are as follows:

2004	$36,019
2005	39,293
2006	39,293
2007	39,293
2008	39,293
Thereafter	22,922

$216,113

(b)	Contingencies

There are various matters of litigation pending against the Company that management has reviewed with its legal counsel. In the opinion of Company management and its legal counsel, the ultimate resolution of these matters will not have a material effect on the Company’s consolidated financial statements.

(4)	Property and Equipment

Property and equipment consists of:

	December 31,
	2003	2002
Communications equipment	$25,993,870	17,798,936
Office equipment, furniture, and fixtures	4,272,467	4,055,588
Rental equipment	832,937	1,477,667
Leasehold improvements	2,123,098	2,117,094
Buildings	17,509	—

	33,239,881	25,449,285

Less accumulated depreciation and amortization	(12,549,730)	(6,554,787)

Total property and equipment, net	$20,690,151	18,894,498

F-14	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

Depreciation and amortization of property and equipment was $6,609,511, $6,080,981 and $6,946,547 for the years ended December 31, 2003, 2002 and 2001, respectively. During the year ended December 31, 2002, the Company recognized an impairment on communications equipment (see note 1(i)). In addition, in both the years ended December 31, 2003 and 2002, the Company changed the useful lives used to depreciate certain property and equipment (see note 1(h)).

(5)	Debt Extinguishment

In 1999, the Company obtained loans under secured promissory notes (notes payable) with a creditor (GATX). Generally, the loan agreement provided for the making of secured loans by the lender in an aggregate principal amount not to exceed $40,000,000. Borrowings under this agreement were collateralized by all of the Company’s assets. As partial consideration for making the loans, the Company granted warrants to the creditor to purchase 45,351 shares of common stock at $0.00000001 per share. On June 13, 2001, the Company extinguished the GATX notes payable and repaid the obligation in full. The Company recognized a loss on early extinguishment of the GATX notes payable amounting to $3,800,872. In connection with the payoff of the GATX notes payable, the unamortized balance of the warrants was written off.

On June 13, 2001, concurrent with the extinguishment of the previously outstanding notes payable, the Company entered into a credit agreement (the Credit Agreement) with Fleet Capital and other financial institutions (the Lenders). The Credit Agreement consisted of a senior secured debt facility of $80,000,000, comprised of a $20,000,000 revolving credit facility and a $60,000,000 delayed draw term loan facility. The Lenders also received certain shares of Series D Preferred Stock and Common Stock purchase warrants. During 2001 and 2002, the Company violated certain covenants of the Credit Agreement. On April 8, 2002, M/C Venture Partners V, LP and M/C Venture Investors, L.L.C., entities related to the shareholders in the Company (collectively, M/C Venture), purchased from the Lenders the loans, Series D preferred stock and common stock purchase warrants and all other assigned interest in the Credit Agreement (collectively, the pledged securities) as follows:

Lender	Outstanding Term Loan	Series D Preferred Stock	Common Stock Purchase Warrants
CIT Lending Services Corporation	$14,375,000	1,096,449	47,312
Fleet National Bank (FSC Corp.)	14,375,000	180,479	21,088
Wachovia Bank (First Union Investors)	14,375,000	90,240	20,304
BNP Paribas	14,375,000	—	19,521

	$57,500,000	1,367,168	108,225

On various dates from April 11, 2002 through May 31, 2002, M/C Venture loaned the Company an additional $6,600,000 pursuant to the Credit Agreement. On June 4, 2002, M/C Venture assigned its interest in the Credit Agreement to M/C Venture Southern, an affiliated party. On June 10, 2002, M/C Venture Southern, acting pursuant to the provisions of the Credit Agreement, accelerated the entire unpaid balance of the Company’s credit obligations in the principal amount of $64,100,000 and declared all of the unpaid balance of the Company’s credit obligations to be immediately due and payable. As a result of the Company’s default on its obligations pursuant to the Credit Agreement, M/C Venture Southern issued its intent to foreclose on the pledged securities pursuant to Section 9-610 of the Uniform Commercial Code and scheduled a public auction sale of the pledged securities. On July 22, 2002, the pledged securities were sold

F-15	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

on behalf of M/C Venture Southern Lending Corp. The pledged securities were sold and conveyed pursuant to the provisions of Section 9-610 of the Uniform Commercial Code and related provisions of law, upon a duly noticed public auction, to M/C Venture Southern, which was the highest bidder at the auction at an aggregate credit-bid price of $100,000. As a result of the foreclosure by M/C Venture Southern on the pledged securities, the debt was effectively liquidated and the Company realized a gain on the extinguishment of debt in the amount of $48,691,496.

(6)	Shareholders’ Equity

At December 31, 2003, the total number of shares of stock that the Company has authority to issue is 64,270,604, consisting of 40,000,000 shares of common stock and 24,270,606 shares of preferred stock. The preferred stock consists of 12,619,650 shares of Series A preferred stock and 11,650,956 shares of undesignated preferred stock.

Recapitalization

As set forth in note 5 above, on July 22, 2002 the pledged securities were sold on behalf of M/C Venture Southern in accordance with the provisions of Section 9-610 of the Uniform Commercial Code. The pledged securities purchased by M/C Venture Southern were 1,029,567 shares of common stock, $0.00000001 par value; 249,600 shares of Series A preferred stock, $0.01 par value; 1,149,122 shares of Series B preferred shares, $0.01 par value; 16,427,770 shares of Series D preferred stock, $0.01 par value; 1,200,000 shares of Series F preferred stock, $0.01 par value; (collectively, the foreclosed preferred securities) and warrants to purchase an aggregate of 242,794 shares of common stock.

On August 9, 2002, M/C Venture Southern, the holder of the foreclosed securities, and the Company entered into an Agreement and Plan of Merger whereby M/C Venture Southern (Parent) was merged with and into the Company (the Subsidiary) with the Company surviving the merger and the separate corporate existence of M/C Venture Southern ceasing. As of the date of the merger, immediately prior thereto, the following shares of capital stock and other interests in the Company were issued and outstanding: 1,030,645 shares of common stock, $0.00000001 par value; 249,600 shares of Series A preferred Stock, $0.01 par value; 1,149,122 shares of Series B preferred stock, $0.01 par value; 16,427,770 shares of Series D preferred stock, $0.01 par value; 1,200,000 shares of Series F preferred stock, $0.01 par value; warrants to purchase an aggregate of 242,794 shares of common stock; and options to purchase an aggregate of 188,383 shares of common stock. The Parent held (i) all issued and outstanding shares of the Subsidiary’s Series A, B, D, and F preferred stock; (ii) all Subsidiary common stock warrants; and (iii) 1,029,567 shares of the issued and outstanding Subsidiary Common Stock. All shares of M/C Venture Southern common stock issued and outstanding immediately prior to the merger were converted into 5,052,111 shares of Common Stock, $0.00000001 par value per share, of the Company and 218,584 shares of Series A preferred stock. All issued and outstanding shares of the Company as of the merger date received the following treatment: (i) each share of common stock issued and outstanding immediately prior to the merger date was converted into the right to receive $0.0009; (ii) each share of Series A preferred stock issued and outstanding immediately prior to the merger date was converted into the right to receive $0.02; (iii) each share of Series B preferred stock issued and outstanding immediately prior to the merger date was converted into the right to receive $0.003; (iv) each share of Series D preferred stock issued and outstanding immediately prior to the merger date was converted into the right to receive $0.005; (v) each share of Series F preferred stock issued and outstanding immediately prior to the merger date was converted into the right to receive $0.002; and (vi) each share of capital stock held in the treasury immediately prior to the merger was cancelled and retired. Additionally, upon the consummation of the merger, the following events took place: (i) each Subsidiary

F-16	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

common stock warrant outstanding and held by Parent was cancelled; (ii) any indebtedness of Subsidiary held by Parent which was outstanding was extinguished; and (iii) rights to receive monetary consideration for the above preferred stock was settled for an immaterial amount.

Immediately following the merger on August 9, 2002, the Company filed the First Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation that effected a fifteen-for-one reverse common stock split. According to the Amendment, the Company had authority to issue 15,600,000 shares, of which 15,000,000 shares were common stock, $0.00000001 par value per share, 400,000 shares were Series A preferred stock (new issue), $0.01 par value per share, and 200,000 shares were undesignated preferred stock. All common shares are retroactively adjusted for all periods presented to reflect this new par value as well as the fifteen-for-one reverse stock split.

On September 4, 2002, the Company entered into a Securities Purchase Agreement pursuant to which $34,400,000 of preferred Series A securities were agreed to be purchased by several investors, including the Company’s majority shareholder. The Company received net proceeds of $27,756,856, which was net of outstanding debt owed to the investors.

On April 7, 2003, the Company issued an additional 6,284,774 shares of Series A preferred stock to several investors for a total of $27,191,628 in accordance with the terms of the Series A Preferred Stock Purchase and Contribution Agreement. The proceeds from this equity transaction were used to fund the purchase of Mpower (see note 2) and to provide the Company with additional working capital.

Series A Preferred Stock

Each holder of Series A preferred stock outstanding at December 31, 2003 and 2002 is entitled to votes equal to the product of the number of shares held by such holder times the conversion rate in effect immediately after the close of business on the record date fixed for such meeting. Except as otherwise required below or by law, the Series A preferred stock shall vote together with the common stock. Notwithstanding the foregoing, 75% of the outstanding Series A preferred stock is required to effect certain transactions.

Each share of Series A preferred stock accrues cumulative dividends payable in cash at the per annum rate of 10% on the sum of (i) the initial preference amount (currently $4.326588) and (ii) all accumulated and unpaid dividends accrued thereon from the date of issuance. Such dividends are calculated and compounded annually in arrears on December 31 of each year, Dividends in arrears totaled $5,760,202 at December 31, 2003.

Upon any (i) liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a sale of the Company or (iii) a reorganization of the Company required by any court or administrative body in order to comply with any provision of the law, each holder of Series A preferred stock is entitled to receive, after provisions for the payment of the Company’s debt and other liabilities and in preference to the holders of common stock, $0.00000001 par value per share, and any other capital stock of the Company, an amount in cash equal to the sum of the Series A initial preference amount and the Series A preferred dividends.

The Series A preferred stock may be converted into common stock at the option of the holder. The number of shares of common stock of which a holder shall be entitled to upon conversion of the preferred shares shall be the product obtained by multiplying the series preferred conversion rate then in effect by the number of shares being converted.

Each holder of the Series A preferred stock shall be entitled to vote on an “as converted” basis together with the common shareholders. Preferred shareholders are not treated as a separate class of shareholders for voting purposes.

F-17	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

(7)	Income Taxes

The reconciliation of income tax computed at the U.S. Federal statutory tax rate and the actual tax provision of $0 is principally attributable to the Company’s inability to recognize the tax benefit of the net operating losses.

The components of the Company’s net deferred tax assets and liabilities are as follows:

	December 31
	2003	2002
Current:
Allowance for bad debts	$2,000,200	324,000
Other	178,000	58,000
Valuation allowance	(2,178,200)	(382,000)

Total current	—	—

Noncurrent:
Depreciation, including impairment	11,255,400	12,905,800
Amortization	548,100	626,000
Stock-based compensation	542,800	537,000
Disputed vendor payables	493,500	—
Net operating loss carryforwards	23,098,500	23,089,100
Valuation allowance	(35,938,300)	(37,157,900)

Total noncurrent	—	—

Net deferred tax assets	$—	—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Because of the Company’s lack of earnings history and unpredictability of future taxable income, the net deferred tax assets have been fully offset by a valuation allowance. The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income.

The Company’s net operating loss carryforward for federal income tax purposes at December 31, 2003 is approximately $61,383,000. If not used, the net operating loss carryforward will begin to expire in 2023. Due to the equity transactions identified in note 6, the Company’s net operating loss carryforward is limited by Section 382 of the Internal Revenue Code. Management has not completed the analysis necessary to determine the amounts subject to limitation and the amount of the limitation.

(8)	Employee Benefit Plan

The Company in the sponsor of a 40l(k) savings plan, which is provided to employees who are at least 21 years of age. Each participating employee may contribute up to $12,000 in 2003; $10,000 in 2002 and 2001 or 15% of compensation, whichever is greater. The Company elected not to match employee contributions for the years ended December 31, 2002 or 2001. For 2003, the Company elected to match employee contributions at the rate of 25% up to 4% of the employee’s salary. Included in operating expenses for the year ended December 31, 2003 is $80,000 of expense related to the 401(k) Savings Plan.

F-18	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

(9)	Stock Option Plan

In May 1998, the Company adopted the Stock Option Plan that provides for the Company to periodically award nonqualified stock options and incentive stock options (ISOs) to certain employees for the purchase of common stock of the Company. Under the Plan, the maximum number of shares of the Company’s common stock that could be reserved for issuance was 21,768 shares. Additionally, ISOs may not be exercisable more than ten years from the date of the grant. In January 1999, the Company’s Stock Option Plan was amended as the Amended Florida Digital Network, Inc. 1999 Stock Option Plan, increasing the maximum number of shares of the Company’s common stock to be reserved for issuance to 69,829 shares.

In 2001, the Company implemented the 2001 Equity Compensation Plan that is intended to provide awards of stock options and/or common stock to employees, officers, directors, and consultants. The common stock issuable under the plan shall be shares of authorized but unissued or reacquired common stock. The maximum number of shares of common stock that may be issued under the plan shall not exceed 175,966 shares. This reserve shall not include the number of shares remaining available for issuance under the Amended Florida Digital Network, Inc. 1999 Stock Option Plan.

On October 11, 2001, the Company cancelled approximately 2,933 NonQualified Options (NQSOs, or old options) to purchase shares that were “out of money” that had a four-year vesting period which were granted under the May 1998 Stock Option Plan. The Company immediately reissued 2,933 Incentive Stock Options (ISOs, or new options) to purchase shares at a price lower than the original options exercise price and extended the vesting period to five years (from the date of the original grant). As a result, the 2,933 ISOs granted in October 2001 were subject to variable accounting. Compensation is dependent on fluctuations in the fair value of the Company’s common stock. Such compensation costs will be recognized over the remainder of the five-year vesting period until the options are fully vested, exercised, cancelled, or forfeited, after which time the compensation will be recognized immediately at each reporting period. At December 31, 2003 and 2002, the fair value of the Company’s common stock was less than the option price, therefore, there was no additional compensation expense associated with the variable accounting of the repriced stock option.

The following table summarizes option activity for the years ended December 31, 2003, 2002 and 2001:

	Shares	Weighted average exercise price
Outstanding at January 1, 2001	67,784	$2.73
Granted	23,167	.11
Forfeited	(7,500)	3.02
Exercised	(467)	.50

Outstanding at December 31, 2001	82,984	1.98
Granted	10,667	0.02
Forfeited	(38,401)	1.35

Outstanding at December 31, 2002	55,250	1.56
Granted	330,183	0.12
Forfeited	(11,480)	1.65
Exercised	(2,853)	0.12

Outstanding at December 31, 2003	371,100	0.29

F-19	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

At December 31, 2003, there were no shares of the Company’s common stock available for future grants of stock options. For options outstanding at December 31, 2003, the exercise prices and remaining contractual lives are as follows:

	Options outstanding
Prices	Number	Weighted average remaining life	Exercise price
$0.02	7,667	8.6	$0.02
0.12	330,183	9.4	0.12
1.65	31,966	6.5	1.65
7.50	800	5.1	7.50
15.00	467	5.5	15.00
90.00	17	6.1	90.00

	371,100

The outstanding options expire at various dates through December 2013. At December 31, 2003 and 2002, 27,175 and 22,608 options were exercisable. The weighted average remaining contractual life of all outstanding options at December 31, 2003 was 9.1 years, with exercise prices ranging from $0.02 to $90.00. The weighted average fair value of the outstanding options as of December 31, 2003, 2002 and 2001 was $0.29, $1.56 and $1.65, respectively.

Pursuant to APB 25 for options issued at an exercise price below the fair market value, the Company recognized aggregate deferred stock-based compensation, of which $13,758, $703,652 and $708,895 had been amortized to expense during the years ended December 31, 2003, 2002 and 2001, respectively. Stock-based compensation expense is recognized on a straight-line basis over the vesting period of the options.

(10)	Subsequent Events

In November 2003, the Company signed a long-term lease with FBEC-Maitland Colonades, L.P. (Landlord). Simultaneously with the execution of the lease, the Company delivered to the Landlord an irrevocable letter of credit in the amount of $500,000 as a security deposit in accordance with the provisions of the lease. The lease has a commencement date of February 1, 2004 and an expiration date of July 31, 2009. The minimum rental payments associated with this lease have been included in the future minimum rental payments described in note 3(a).

F-20	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Condensed Consolidated Balance Sheets

June 30, 2004 and December 31, 2003

	(Unaudited) June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$25,235,294	19,383,024
Restricted cash	1,996,319	2,490,157
Accounts receivable (net of allowance for doubtful accounts of $5,952,452 and $9,848,960 at June 30, 2004 and December 31, 2003, respectively)	11,189,026	9,992,763
Inventory, net	616,118	401,680
Prepaid expenses and other current assets	2,981,731	2,975,120

Total current assets	42,018,488	35,242,744

Property and equipment, net	24,087,490	20,690,151

Other assets:
Deferred installation costs, net	3,024,724	3,263,016
Acquired customer base	7,784,930	8,958,269
Other long-term assets	1,306,472	1,621,648

Total other assets	12,116,126	13,842,933

Total assets	$78,222,104	69,775,828

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$10,102,877	7,300,986
Accrued expenses	8,792,318	7,743,503
Disputed vendor payables	3,467,524	3,755,397
Advanced billings	2,197,635	2,046,505

Total current liabilities	24,560,354	20,846,391

Other liabilities	163,722	262,385

Total liabilities	24,724,076	21,108,776

Stockholders’ equity:
Undesignated preferred stock, authorized 11,650,956 shares	—	—
Series A 10% cumulative preferred stock ($0.01 par value, 12,619,648 shares authorized; 12,619,648 and 274,084 shares outstanding at June 30, 2004 and December 31, 2003, respectively)	126,197	126,197
Common stock ($0.00000001 par value. Authorized 40,000,000 shares; 2,216,478 and 9,322,848 shares outstanding at June 30, 2004 and December 31, 2003, respectively	—	—
Additional paid-in capital	150,045,008	150,045,008
Deferred stock-based compensation	(3,456)	(8,511)
Accumulated deficit	(96,669,721)	(101,495,642)

Total shareholders’ equity	53,498,028	48,667,052

Total liabilities and shareholders’ equity	$78,222,104	69,775,828

See accompanying notes to condensed consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Condensed Consolidated Statements of Operations

Six months ended June 30, 2004 and 2003

(Unaudited)

	2004	2003
Revenues	$68,374,771	51,911,387
Operating expenses:
Cost of sales	26,193,397	20,138,356
Network operating costs	7,259,578	6,997,265
Selling, general, and administrative	24,345,132	20,766,178
Depreciation and amortization	5,697,553	5,046,581
Amortization of deferred stock-based compensation	5,055	6,879

Total operating expenses	63,500,715	52,955,259

Operating income (loss)	4,874,056	(1,043,872)

Other (expense) income:
Interest expense	(95,204)	(38,318)
Interest income	91,048	65,872
Management fee income	—
Other, net	(43,979)	1,046,592

Total other (expense) income	(48,135)	1,074,146

Net income	$4,825,921	$30,274
Less: preferred stock dividends	$3,057,643	$2,014,772

Net income (loss) available to common shareholders	$1,768,278	$(1,984,458)

Basic income (loss) per common share	$0.95	$(0.47)

Diluted income (loss) per share	$0.12	$(0.47)

Average number of shares outstanding:
Basic weighted average common shares outstanding	1,854,564	4,263,916

Diluted weighted average common shares outstanding	14,474,214	4,263,916

See accompanying notes to condensed consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a FDN Communications)

Condensed Consolidated Statements of Cash Flows

Six months ended June 30, 2004 and 2003

(Unaudited)

	2004	2003
Operating activities:
Net income	$4,825,921	30,274
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,697,553	5,046,581
Amortization of stock-based compensation	5,055	6,879
Changes in operating assets and liabilities:
Accounts receivable	(1,196,263)	(3,472,508)
Prepaid expenses and other current assets	(220,590)	(2,239,744)
Deferred installation costs	(1,068,465)	(744,816)
Other long-term assets	315,716	(895,743)
Accounts payable and accrued expenses	3,464,170	8,128,240
Advanced billings	151,130	943,882

Net cash provided by operating activities	11,974,228	6,803,045

Investing activities:
Increase (decrease) in restricted cash	493,838	(3,304,794)
Business acquisition	—	(10,180,295)
Purchase of property and equipment	(6,614,796)	(4,587,143)

Net cash used in investing activities	(6,120,958)	(18,072,232)

Financing activities:
Proceeds from issuance of stock	—	26,332,882

Net cash provided by financing activities	—	26,332,882

Net increase in cash and cash equivalents	5,853,270	15,063,695

Cash and cash equivalents, beginning of period	19,683,024	5,614,542

Cash and cash equivalents, end of period	$25,536,294	20,678,237

Noncash activities:

Noncash portion of business acquisition	—	2,308,929

See accompanying notes to condensed consolidated financial statements.

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Condensed Consolidated Financial Statements

June 30, 2004 and 2003

(Unaudited)

(1)	Organization and Significant Accounting Policies

Business

Florida Digital Network, Inc. (the Company) was incorporated on February 27, 1998, and is headquartered in Orlando, Florida. Florida Digital was founded to operate as a full service Competitive Local Exchange Carrier (CLEC), delivering bundled and unbundled local, long distance, internet access, and private line communication services for small-and medium-sized business customers, and select large telecommunications carrier customers in Florida and Georgia. The Company offers network services in certain markets within Florida including Orlando, Fort Lauderdale, Jacksonville, West Palm Beach, Miami, and Tampa, and in Atlanta, Georgia.

(a)	Principles of Consolidation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements reflect all adjustments (all of a normal, recurring nature) which are, in the opinion of management, necessary for a fair statement of the results for the periods presented.

(b)	Business Reporting Segments

The Company has determined that its operations are within one reportable segment. Accordingly, financial information on industry segments is omitted. All sales to customers and assets are within the Southeastern United States.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

(d)	Revenue Recognition

Revenue is recognized when earned based upon the following specific criteria: (1) persuasive evidence of arrangement exists, (2) services have been rendered, (3) the sale price is fixed or determinable, and (4) collectibility is reasonably assured. The Company recognizes revenue in the period the service is provided or the goods are shipped for equipment product sales. The Company invoices customers one month in advance for recurring local and data services resulting in advance billings at June 30, 2004 and 2003 of $2,200,243 and $1,783,791, respectively. The Company’s predominant source of revenue is generated from providing local, long-distance and data services to its end-user customers and from providing originating and terminating access service to other telecommunications carriers.

(e)	Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires disclosures of stock-based compensation arrangements and encourages, but does

F-24	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Condensed Consolidated Financial Statements

June 30, 2004 and 2003

(Unaudited)

not require, compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company has elected to apply APB 25 to its employee stock-based compensation awards.

Pro forma information regarding net loss is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method permitted by SFAS 123 for entities not publicly traded with the following assumptions:

	June 30,
	2004	2003
Net income (loss), available to common shareholders	$1,768,278	(1,984,498)
Add: Total stock based employee compensation included in reported net income	5,055	6,979
Deduct: Total stock based employee compensation determined under the fair value method	—	—

Pro forma net income available to common shareholders	$4,825,921	30,274

Pro forma basic income (loss) per common share	$0.95	(0.47)

Pro forma diluted income (loss) per common share	$0.12	(0.47)

(f)	Earnings per Share

Earnings per common share are based on the weighted average number of common shares outstanding. Diluted earnings per share are based on the weighted average number of common shares outstanding, plus the incremental shares that would have been outstanding upon the assumed exercise of all dilutive stock options and conversion of preferred stock, subject to anti-dilution limitations. Options to purchase 363,349 and 343,496 shares of common stock for the six months ended June 30, 2004 and 2003 respectively, were not included in the computation of fully-diluted earnings per share since the exercise price of such options were greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive. For the six months ended June 30, 2003, the conversion of preferred stock was not included in the computation of fully diluted earnings per share since the effect was anti-dilutive. The following table provides a reconciliation of the average common shares outstanding used to calculate basic earnings per share to the number of common shares and equivalents outstanding used in calculating diluted earnings per share for the six months ended June 30, 2004:

Average number of common shares outstanding	1,846,897
Incremental shares from assumed stock option exercise	7,667
Incremental shares from conversion of preferred stock	12,619,650

Average number of common shares and equivalents outstanding	14,474,214

F-25	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Condensed Consolidated Financial Statements

June 30, 2004 and 2003

(Unaudited)

(g)	Disputed Vendor Payables

The Company has disputed billings with Inter-exchange Carriers and Incumbent Local Exchange Carriers for various reasons, including but not limited to, incorrect billing rates, alternatively billed services, duplicate billing errors, misapplied universal service order codes, and incorrect mileage charges. Certain of these disputed amounts are recorded as an expense at the time of dispute if it is deemed to likely result in a loss of the dispute. However, disputed charges are not paid by the Company until such time as the dispute is resolved and it is determined that the Company is responsible for the charge.

(2)	Contingencies

There are various matters of litigation pending against the Company that management has reviewed with its legal counsel. In the opinion of Company management and its legal counsel, the ultimate resolution of these matters will not have a material effect on the Company’s consolidated financial statements.

(3)	Income Taxes

The reconciliation of income tax computed at the U.S. Federal statutory tax rate and the actual tax provision of $0 is principally attributable to the Company’s inability to recognize the tax benefit of the net operating losses.

The components of the Company’s net deferred tax assets and liabilities are as follows:

	June 30,
	2004	2003
Current:
Allowance for bad debts	$222,000	1,206,400
Other	168,600	178,000
Valuation allowance	(390,600)	(1,384,400)

Total current	—	—

Noncurrent:
Depreciation, including impairment	10,443,200	12,075,900
Amortization	548,100	570,700
Stock-based compensation	542,800	542,800
Disputed vendor payables	968,500	296,000
Net operating loss carryforwards	23,403,700	23,152,300
Valuation allowance	(35,906,300)	(36,637,700)

Total noncurrent	—	—

Net deferred tax assets	$—	—

F-26	(Continued)

FLORIDA DIGITAL NETWORK, INC. AND SUBSIDIARIES

(d/b/a/ FDN Communications)

Notes to Condensed Consolidated Financial Statements

June 30, 2004 and 2003

(Unaudited)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Because of the Company’s lack of earnings history and unpredictability of future taxable income, the net deferred tax assets have been fully offset by a valuation allowance. The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income.

The Company’s net operating loss carryforward for federal income tax purposes at June 30, 2004 is approximately $62,129,993. If not used, the net operating loss carryforward will begin to expire in 2024. The Company’s net operating loss carryforward is limited by Section 382 of the Internal Revenue Code. Management has not completed the analysis necessary to determine the amounts subject to limitation and the amount of the limitation.

(4)	Subsequent Events

In September 2004, the Company announced plans to merge operations with ITC^DeltaCom, Inc., which is a CLEC operating in the southeastern region of the United States. As a result of the transaction, ITC^DeltaCom, Inc. will issue 31.3 million shares of its common stock in exchange for all of the capital stock of the Company. The transaction is expected to close late in the fourth quarter of 2004 or early in the first quarter of 2005 upon satisfaction of regulatory approvals and other closing conditions.

F-27